Exhibit (n)(ii)




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the captions "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" and to the use of our report on BNY/Ivy Multi-Strategy Hedge Fund LLC dated May 24, 2006, which is incorporated by reference, in this Registration Statement (Form N-2 No. 333-125447) of BNY/Ivy Multi-Strategy Hedge Fund LLC.






ERNST & YOUNG LLP


New York, New York
June 16, 2006